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                                                                   EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use in this Registration Statement on Form S-4 of our report dated January 17, 1997 included in Crescent Real Estate Equities Company's Form 10-K for the year ended December 31, 1996 and of our reports dated February 14, 1997 on Trammell Crow Center, March 18, 1997 on Carter-Crowley Operating Real Estate Portfolio, July 23, 1997 on Fountain Place, August 21, 1997 on Miami Center, August 22, 1997 on Houston Center, October 15, 1997 on Bank One Center, and December 4, 1997 on Energy Centre and to all references to our Firm included in this Registration Statement.


                                                         /s/ ARTHUR ANDERSEN LLP

Dallas, Texas,
  February 10, 1998